EXHIBIT 99.1

DASAN Zhone Solutions Reports Fourth Quarter and Fiscal Year 2019 Financial Results

Oakland, Calif., March 5, 2020 - DASAN Zhone Solutions, Inc. (NASDAQ: DZSI or the "Company" or “DZS”), the leading enabler of the emerging hyper-connected, hyper-broadband world, today reported fourth quarter and fiscal year results for the period ended December 31, 2019.

Fourth Quarter 2019 Financial and Operational Highlights

•	Revenue $77.6 million
•	Selected by Rakuten Mobile to deliver the next generation of mobile cell site aggregation switches to support 4G LTE & 5G ready services as well as Wi-Fi services
•	Appointed Tom Cancro as Chief Financial Officer to improve DZS’s financial, strategic, and executive leadership capabilities
•	Ended the quarter with $28.7 million cash and cash equivalents, up $1.0 million from the year ago period
•	Agreement reached on new term loan to refinance existing credit facility

Management Commentary

“While many of the industry-wide challenges in carrier spending that affected our third quarter further impacted our fourth quarter results, our confidence in the mid-to-long term strategic direction of the business remains intact,” said Yung Kim, CEO of DZS. “However, in the short-term, we, like many of our peers, have been further impacted by the global slowdown related to the coronavirus, and we are therefore approaching the first half of 2020 vigilantly while we continue to monitor the situation. Despite a soft start to the year, we enter 2020 with the strongest backlog of 5G projects in our company’s history, a strong pipeline of new business opportunities, and we are well positioned for growth and profitability over the long term.”

Tom Cancro, CFO of DZS, commented, “To further strengthen our financial position, we recently executed an agreement with Dasan Networks, Inc., a 44% shareholder of the Company, on a new term loan in the amount of approximately $18.5 million, which will provide us with an opportunity to completely refinance our existing U.S. credit facility with PNC and Citi, and on more favorable terms.”

Selected Financial Information

	GAAP			Non-GAAP
Key Financial Results	Q4 2019	Q3 2019	Q4 2018	Q4 2019	Q3 2019	Q4 2018
	($ in millions)
Net revenue	$77.6	$71.5	$74.7	$77.6	$71.5	$74.7
Adjusted EBITDA	—	—	—	1.0	(0.3)	3.2
Net income (loss) - (attributable to DZSI)	(10.2)	(4.0)	(0.6)	(2.3)	(1.3)	2.1
Diluted common shares outstanding	21.4	21.4	16.6	21.4	21.4	16.6
Cash and cash equivalents as of quarter end	28.7	47.9	27.7	28.7	47.9	27.7

Fourth Quarter 2019 Financial Results

Net revenue for the fourth quarter of 2019 was $77.6 million, a 3.9% increase year-over-year from $74.7 million in the prior year period. The increase in revenues were primarily due to the acquisition of Keymile.

GAAP gross margin for the fourth quarter of 2019 was 32.6%, compared to 30.8% in the fourth quarter of 2018.

GAAP net loss attributable to DZS for the fourth quarter of 2019 totaled $(10.2) million, or $(0.48), per diluted share compared to $(554,000), or $(0.03) per diluted share, in the same period last year. Non-GAAP net loss attributable to DZS for the fourth quarter of 2019 totaled $(2.3) million, or $(0.11) per diluted share, compared to $2.1 million, or $0.13 per diluted share, in the year ago quarter.

GAAP operating expenses for the fourth quarter of 2019 were $30.5 million compared to $22.2 million in the same quarter last year. Non-GAAP adjusted operating expenses for the fourth quarter of 2019 were $23.3 million compared to $19.8 million in the comparable year ago period.

Adjusted EBITDA for the fourth quarter of 2019 totaled $1.0 million and Adjusted EBITDA margin was 1.3%. This compares to Adjusted EBITDA of $3.2 million, or 4.2% Adjusted EBITDA margin, in the same year-ago period.

Fiscal Year 2019 Financial Results

Net revenue for the fiscal year 2019 was $306.9 million, an 8.7% increase from $282.3 million in fiscal year 2018. The increase in revenues was primarily due to the acquisition of Keymile.

GAAP gross margin for the fiscal year 2019 was 32.6% which compares to 32.3% in fiscal year 2018.

GAAP net loss attributable to DZS for fiscal year 2019 totaled $(13.5) million, or $(0.69) per diluted share, compared to $2.8 million, or $0.17 per diluted share, in fiscal year 2018. Non-GAAP net income attributable to DZS for fiscal year 2019 totaled $2.0 million, or $0.10 per diluted share, compared to $9.0 million, or $0.53 per diluted share, for the fiscal year 2018.

GAAP operating expenses for fiscal year 2019 were $107.1 million compared to $84.2 million in fiscal year 2018. Non-GAAP adjusted operating expenses for fiscal year 2019 were $94.3 million compared to $79.0 million in fiscal year 2018.

Adjusted EBITDA for fiscal year 2019 totaled $9.3 million and Adjusted EBITDA margin was 3.0%. This compares to Adjusted EBITDA of $12.2 million, or 4.3% Adjusted EBITDA margin, in the same year-ago period.

Total cash and cash equivalents (excluding restricted cash) as of December 31, 2019 were $28.7 million, compared to $27.7 million as of December 31, 2018.

Business Outlook

DZS’s business outlook is based on current expectations.  The following statements are forward-looking, and actual results can differ materially and adversely from those expressed below. Actual results will be impacted by market conditions and those factors described below under “Forward-Looking Statements” and in the sections entitled “Risk Factors” in the Annual Report on Form 10-K for the year ended December 31, 2018, our Quarterly Report on Form 10-Q for the quarter ended September 30, 2019, and subsequent filings with the U.S. Securities and Exchange Commission. Accordingly, undue reliance should not be placed on these projections.

First Quarter 2020 and Full Year 2020 Guidance

	Q1 2020		Full Year 2020
GAAP Financial Guidance	Low	High	Low	High
	($ in millions)
Net revenue	$43.0	$48.0	$305.0	$325.0
Gross margin %	30.0%	31.0%	31.5%	32.5%
Adjusted Operating expenses	23.0	22.0	94.0	90.0
Adjusted EBITDA	(9.5)	(6.5)	4.0	17.0
Adjusted EBITDA margin %	(22.1)%	(13.5)%	1.3%	5.2%

See “Non-GAAP Financial Measures” and “GAAP to Non-GAAP Financial Guidance Reconciliation” below.

Non-GAAP Financial Measures

To supplement DZS's consolidated financial statements presented in accordance with GAAP, DZS uses Adjusted Operating expenses, EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin, which are non-GAAP measures DZS believes are appropriate to provide meaningful comparison with, and to enhance an overall understanding of, DZS's past financial performance and prospects for the future. DZS believes these non-GAAP financial measures provide useful information to both management and investors by excluding specific expenses and gains that DZS believes are not indicative of core operating results. Further, Adjusted Operating expense and Adjusted EBITDA are measures of operating performance used by management, as well as industry analysts, to evaluate operations and operating performance and is widely used in the telecommunications and manufacturing industries. Other companies in the telecommunications and manufacturing industries may calculate Adjusted EBITDA differently than DZS does. The presentation of this additional information is not meant to be considered in isolation or as a substitute for measures of financial performance prepared in accordance with GAAP.

DZS defines Adjusted Operating expenses as GAAP operating expenses less (i) depreciation and amortization, (ii) stock based compensation, and (iii) the impact of material transactions or events that we believe are not indicative of our core operating performance, such as restructuring and other charges, goodwill impairment, purchase price adjustment, any of which may or may not be recurring in nature.

DZS defines EBITDA as net income (loss) plus (i) interest expense, net, (ii) income tax provision (benefit), and (iii) depreciation and amortization expense. DZS defines Adjusted EBITDA as EBITDA plus (i) stock-based compensation expenses, and (ii) the impact of material transactions or events that we believe are not indicative of our core operating performance, such as merger and acquisition transaction costs, inventory valuation step-up amortization, purchase price adjustment, goodwill impairment, gain or (loss) on sale of assets or impairment of long-lived assets, any of which may or may not be recurring in nature.

DZS defines Adjusted EBITDA margin as Adjusted EBITDA divided by net revenue.

A reconciliation of EBITDA and Adjusted EBITDA to each of their respective GAAP counterparts for the three months and year ended December 31, 2019 and 2018 is included at the end of the Unaudited Condensed Consolidated Statements of Comprehensive Income (Loss) below.

GAAP to Non-GAAP Financial Guidance Reconciliation

A reconciliation of EBITDA and Adjusted EBITDA guidance follows:

	Q1 2020		Full Year 2020
	Low	High	Low	High
	($ in millions)
Reconciliation of net income (loss) to Adjusted EBITDA:
Net income (loss)	$(12.2)	$(9.2)	$(8.6)	$0.1
Interest expense, net	0.6	0.6	2.5	2.5
Income tax expense	(0.0)	(0.0)	1.6	5.9
Depreciation and amortization	1.3	1.3	5.4	5.4
EBITDA	(10.3)	(7.3)	0.9	13.9
Stock-based compensation	0.8	0.8	3.1	3.1
Adjusted EBITDA	$(9.5)	$(6.5)	$4.0	$17.0

Conference Call

DZS management will hold a conference call today (March 5, 2020) at 5:00 p.m. Eastern time (2:00 p.m. Pacific time) to discuss these results. A question and answer session will follow management’s presentation.

U.S. dial-in number: 877-742-9182

International number: 602-563-8857

Conference ID: 5446368

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Investor Relations at 949-574-3860.

The conference call will be broadcast live and available for replay here and via the investor relations section of the company’s website.

A replay of the conference call will be available after 8:00 p.m. Eastern time on the same day through March 13, 2020.

Toll-free replay number: 855-859-2056

International replay number: 404-537-3406

Replay ID: 5446368

Forward-Looking Statements

This press release contains forward-looking statements regarding future events and our future results that are subject to the safe harbors created under the Securities Act of 1933 and the Securities Exchange Act of 1934.  These statements are based on current expectations, estimates, forecasts and projections about the industries in which the Company operates and reflect the beliefs and assumptions of the Company’s management as of the date hereof.  Words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “plan,” “project,” “seek,” “should,” “target,” “will,” “would,” variations of such words, and similar expressions are intended to identify forward-looking statements. In addition, statements that refer to projections of earnings, revenue, operating expenses, gross margin, costs or other financial items (including Adjusted EBITDA) in future periods and to anticipated growth and trends in our business or key markets are forward-looking statements.  Readers are cautioned that these forward-looking statements are only predictions and are subject to risks, uncertainties and assumptions that are difficult to predict.  The Company’s actual results could differ materially and adversely from those expressed in or contemplated by the forward-looking statements. Factors that could cause actual results to differ include, but are not limited to, the Company’s ability to realize the anticipated cost savings, synergies and other benefits of its acquisitions, including the KEYMILE acquisition and any integration risks relating thereto; the ability to generate sufficient revenue to achieve or sustain profitability; the Company’s ability to raise additional capital to fund existing and future operations or to refinance or repay its existing indebtedness; the effects that the COVID-19, or coronavirus, may have on our business, including as a result of travel bans related thereto, disruption of our supply chain and production capabilities; defects or other performance problems in the Company’s products; any economic slowdown in the telecommunications industry that restricts or delays the purchase of the Company’s products by its customers; the loss of any of our large customers, significant reductions or delays in their spending, or a material change in their networking or procurement strategies; commercial acceptance of the Company’s products; intense competition in the communications equipment market; higher than anticipated expenses that the Company may incur; any failure to comply with the periodic filing and other requirements of The

Nasdaq Stock Market for continued listing; fluctuations in foreign currency exchange rates; the Company’s ability to enforce its intellectual property rights; the Company’s ability to execute on its strategy and operating plans; and general economic conditions. In addition, please refer to the risk factors contained in the Company’s SEC filings available at www.sec.gov, including without limitation, the Company’s annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date on which they are made. The Company undertakes no obligation to update or revise any forward-looking statements for any reason.

About DASAN Zhone Solutions, Inc.

DASAN Zhone Solutions, Inc. (NASDAQ: DZSI) is a global leader in network access solutions for service providers and enterprise networks. The Company provides a wide array of reliable, value-add networking technologies—including broadband access, mobile backhaul, Ethernet switching, Passive Optical LAN, and software-defined networks—to a wide range of the world’s most innovative network operators. DASAN Zhone Solutions is headquartered in Oakland, California, USA, with solutions deployed by over 900 customers in more than 80 countries worldwide.

DASAN Zhone Solutions, the DASAN Zhone Solutions logo, and all DASAN Zhone Solutions product names are trademarks of DASAN Zhone Solutions, Inc. Other brand and product names are trademarks of their respective holders. Specifications, products, and product names are all subject to change without notice.

Contacts

DASAN Zhone Solutions
Blair King, Vice President Finance
Tel: 510-777-7386
E: ir@dasanzhone.com

DZSI Strategic Communications
Matt Glover or Charlie Schumacher
Tel: 949-574-3860
E: dzsi@gatewayir.com

DASAN ZHONE SOLUTIONS INC. AND SUBSIDIARIES

Unaudited Condensed Consolidated Statements of Comprehensive Income (Loss)

(In thousands, expect per share data)

	For the Quarters Ended			For the Years Ended
	December 31, 2019	September 30, 2019	December 31, 2018	December 31, 2019	December 31, 2018
Net revenue	$77,605	$71,524	$74,673	$306,882	$282,348
Cost of revenue	52,323	49,347	51,673	206,771	191,017
Gross profit	25,282	22,177	23,000	100,111	91,331
Operating expenses:
Research and product development	9,004	9,898	8,960	38,516	35,306
Selling, general and administrative	15,522	15,716	13,109	61,206	48,321
Restructuring and other charges	4,908	—	—	4,908	—
Amortization of intangible assets	101	464	131	1,507	524
Goodwill impairment charge	1,003	—	—	1,003	—
Total operating expenses	30,538	26,078	22,200	107,140	84,151
Operating income	(5,256)	(3,901)	800	(7,029)	7,180
Interest income	(68)	374	61	456	264
Interest expense	(742)	(1,124)	(408)	(3,981)	(1,738)
Other expenses, net	(1,641)	944	(287)	876	(1,146)
Income (loss) before income taxes	(7,707)	(3,707)	166	(9,678)	4,560
Income tax (benefit) provision	2,487	289	653	3,585	1,724
Net income (loss)	(10,194)	(3,996)	(487)	(13,263)	2,836
Net income (loss) attributable to non-controlling interest	—	37	67	194	69
Net income (loss) attributable to DASAN Zhone Solutions, Inc.	$(10,194)	$(4,033)	$(554)	$(13,457)	$2,767

Earnings (loss) per share attributable to DASAN Zhone Solutions, Inc.:
Basic	$(0.48)	$(0.19)	$(0.03)	$(0.69)	$0.17
Diluted	$(0.48)	$(0.19)	$(0.03)	$(0.69)	$0.17
Weighted average shares outstanding:
Basic	21,392	21,384	16,575	19,403	16,482
Diluted	21,392	21,384	16,575	19,403	16,746

Reconciliation of net income (loss) to Adjusted EBITDA:
Net income (loss)	$(10,194)	$(3,996)	$(487)	$(13,263)	$2,836
Interest expense, net	810	750	347	3,525	1,474
Income tax (benefit) provision	2,487	289	653	3,585	1,724
Depreciation and amortization	1,005	1,343	669	5,115	2,702
EBITDA	$(5,892)	$(1,614)	$1,182	$(1,038)	$8,736
Stock-based compensation	690	1,182	723	3,508	2,080
Merger and acquisition costs	—	—	1,265	337	1,404
Inventory step-up amortization	—	175	—	577	—
Purchase price adjustment	334	—	—	—	—
Restructuring and other charges	4,908	—	—	4,908	—
Goodwill impairment charge	1,003	—	—	1,003	—
Adjusted EBITDA	$1,043	$(257)	$3,170	$9,295	$12,220

DASAN ZHONE SOLUTIONS INC. AND SUBSIDIARIES

Unaudited Condensed Consolidated Balance Sheets

(In thousands)

	December 31,
Assets	2019	2018
Current Assets
Cash and cash equivalents and restricted cash	$33,393	$34,712
Accounts receivable, net	96,865	71,617
Other receivables	8,124	12,988
Inventories	35,439	33,868
Contract assets	16,680	11,381
Prepaid expenses and other current assets	4,185	4,185
Total current assets	194,686	168,751
Property, plant and equipment, net	6,769	5,518
Right-of-use assets from operating leases	21,169	—
Goodwill	3,977	3,977
Intangible assets, net	12,381	5,649
Non-current deferred tax assets	1,622	2,752
Long-term restricted cash	242	936
Other assets	2,727	2,424
Total assets	$243,573	$190,007
Liabilities, Stockholders' Equity and Non-controlling Interest
Current liabilities:
Accounts payable	$38,427	$38,608
Short-term debt	17,484	31,762
Other payables	3,278	3,073
Contract liabilities - current	3,567	8,511
Operating lease liabilities - current	4,201	—
Accrued and other liabilities	13,544	11,517
Total current liabilities	80,501	93,471
Long-term debt	19,033	14,142
Contract Liabilities - non-current	3,230	1,801
Deferred tax liabilities	—	—
Operating lease liabilities - non-current	18,154	—
Pension liabilities	14,397	—
Other long-term liabilities	1,710	2,739
Total liabilities	137,025	112,153
Stockholders’ equity and non-controlling interest:
Common stock	21	16
Additional paid-in capital	139,700	93,192
Accumulated other comprehensive income	(3,939)	(192)
Accumulated deficit	(29,234)	(15,777)
Total stockholders’ equity	106,548	77,239
Non-controlling interest	—	615
Total stockholders’ equity and non-controlling interest	106,548	77,854
Total liabilities, stockholders’ equity and non-controlling interest	$243,573	$190,007

DASAN ZHONE SOLUTIONS INC. AND SUBSIDIARIES

Reconciliation of GAAP to Non-GAAP Results

(Unaudited, in thousands, except per share data)

The reconciliation of Adjusted EBITDA to net income is included above in the Unaudited Condensed Consolidated Statements of Comprehensive Income (Loss).  Set forth below are reconciliations of Non-GAAP cost of revenue, Non-GAAP gross profit, Non-GAAP operating expenses, Non-GAAP operating income, Non-GAAP net income attributable to DZSI and Non-GAAP net income per share attributable to DZSI to cost of revenue, gross profit, operating expenses, operating income, net income attributable to DZSI and net income per share attributable to DZSI, respectively, which the Company considers to be the most directly comparable U.S. GAAP financial measures to Non-GAAP measures:

	Three Months Ended December 31, 2019
	Cost of Revenue	Gross Profit	Operating Expenses	Operating Income (Loss)	Net Income (Loss) Attributable to DZSI	Net Income (Loss) per Diluted Share Attributable to DZSI
GAAP amount	$52,323	$25,282	$30,538	$(5,256)	$(10,194)	$(0.48)
Adjustments to GAAP amounts:
Depreciation and amortization	(399)	399	(606)	1,005	1,005	0.05
Stock-based compensation	(10)	10	(680)	690	690	0.03
Restructuring and other charges	—	—	(4,908)	4,908	4,908	0.23
Goodwill impairment charge	—	—	(1,003)	1,003	1,003	0.05
Purchase price adjustment	—	—	—	—	334	0.02
Non-GAAP amount	$51,914	$25,691	$23,341	$2,350	$(2,254)	$(0.11)

	Three Months Ended September 30, 2019
	Cost of Revenue	Gross Profit	Operating Expenses	Operating Income (Loss)	Net Income (Loss) Attributable to DZSI	Net Income (Loss) per Diluted Share Attributable to DZSI
GAAP amount	$49,347	$22,177	$26,078	$(3,901)	$(4,033)	$(0.19)
Adjustments to GAAP amounts:
Depreciation and amortization	(502)	502	(841)	1,343	1,343	0.06
Stock-based compensation	(11)	11	(1,171)	1,182	1,182	0.06
Inventory step-up amortization	(175)	175	—	175	175	0.01
Non-GAAP amount	$48,659	$22,865	$24,066	$(1,201)	$(1,333)	$(0.06)

	Three Months Ended December 31, 2018
	Cost of Revenue	Gross Profit	Operating Expenses	Operating Income (Loss)	Net Income (Loss) Attributable to DZSI	Net Income (Loss) per Diluted Share Attributable to DZSI
GAAP amount	$51,673	$23,000	$22,200	$800	$(554)	$(0.03)
Adjustments to GAAP amounts:
Depreciation and amortization	(235)	235	(434)	669	669	0.04
Stock-based compensation	(11)	11	(712)	723	723	0.04
Merger and acquisition costs	—	—	(1,265)	1,265	1,265	0.08
Non-GAAP amount	$51,427	$23,246	$19,789	$3,457	$2,103	$0.13

	Year Ended December 31, 2019
	Cost of Revenue	Gross Profit	Operating Expenses	Operating Income (Loss)	Net Income (Loss) Attributable to DZSI	Net Income (Loss) per Diluted Share Attributable to DZSI
GAAP amount	$206,771	$100,111	$107,140	$(7,029)	$(13,457)	$(0.69)
Adjustments to GAAP amounts:
Depreciation and amortization	(2,012)	2,012	(3,103)	5,115	5,115	0.26
Stock-based compensation	(41)	41	(3,467)	3,508	3,508	0.18
Restructuring and other charges	—	—	(4,908)	4,908	4,908	0.25
Goodwill impairment charge	—	—	(1,003)	1,003	1,003	0.05
Merger and acquisition costs	—	—	(337)	337	337	0.02
Inventory step-up amortization	(577)	577	—	577	577	0.03
Non-GAAP amount	$204,141	$102,741	$94,322	$8,419	$1,991	$0.10

	Year Ended December 31, 2018
	Cost of Revenue	Gross Profit	Operating Expenses	Operating Income (Loss)	Net Income (Loss) Attributable to DZSI	Net Income (Loss) per Diluted Share Attributable to DZSI
GAAP amount	$191,017	$91,331	$84,151	$7,180	$2,767	$0.17
Adjustments to GAAP amounts:
Depreciation and amortization	(977)	977	(1,725)	2,702	2,702	0.16
Stock-based compensation	(16)	16	(2,064)	2,080	2,080	0.12
Merger and acquisition costs	—	—	(1,404)	1,404	1,404	0.08
Non-GAAP amount	$190,024	$92,324	$78,958	$13,366	$8,953	$0.53